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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

          We consent to the reference of our firm under the caption "Experts" and to the use of our report dated February 19, 2015, except for Note 12B, as to which the date is April 20, 2015, in Amendment No. 2 to the Registration Statement (Form S-1 No. 333-202938) and related Prospectus of Blueprint Medicines Corporation dated April 20, 2015.

/s/ Ernst & Young LLP

Boston, Massachusetts
April 20, 2015

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  Exhibit 23.1